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                                  EXHIBIT 10.1

                                EXAR CORPORATION

                        EMPLOYEE STOCK PARTICIPATION PLAN

                             ADOPTED AUGUST 1, 1989
                            EFFECTIVE JANUARY 1, 1990
                         AMENDED THROUGH AUGUST 2, 1991
                          AMENDED THROUGH JUNE 24, 1999


1.       PURPOSE.

(a) The purpose of the Plan is to provide a means by which employees of Exar Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.       ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the Plan: (i) to determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical); (ii) to designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan; (iii) to construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correction any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; (iv) to amend the Plan as provided in paragraph 13; and (v) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

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3.   SHARES SUBJECT TO THE PLAN.

         Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

4.   GRANT OF RIGHTS; OFFERING.

         The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.   ELIGIBILITY.

         (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week.

(b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that: (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right; (ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such offering; and (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

(c) No employees shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(d), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

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(d)      An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423 (b) (8) of the Code, do not permit such employee's rights to purchase stock of the Company or any affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

6.   RIGHTS; PURCHASE PRICE.

         (a) On each Offering Date, each eligible employee, pursuant to an offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock of the Company purchasable with up to fifteen percent (15%) of such employee's Base Compensation (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven
(27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each such Offering, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date (as defined in the Offering) under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be no less than the lesser of: (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the date of purchase.

7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

         (a) An eligible employee may become a participant in an Offering by delivering an agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to fifteen percent (15%) of such employee's Base Compensation during the Purchase Period. Base Compensation is defined as total cash compensation exclusive of commissions (other than that of selected sales personnel), bonuses, overtime, allowances, loans, educational assistance and premium pay such as shift differential, but including amounts elected to be deferred by the employee (that would otherwise have been paid) under the Company's 401(k) Plan. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. At any time during the Purchase Period a participant may terminate his or her payroll deductions. A participant may reduce, increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may not make any additional payments into his or her account unless expressly provided for in the Offering.

(b) If a participant terminates his or her payroll deductions, such participant may withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period. Upon such withdrawal from the offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in other Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company or an Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), without interest; provided, however, that

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subject to the right of the terminated employee to withdraw from the Offering and receive a distribution of his or her accumulated payroll deductions (as described in paragraph 7(b), in the event that a participating employee's employment cases within three (3) months of the next Exercise Date, the balance in such employee's account shall be held and used to purchase Common Stock for the terminated employee on such Exercise Date pursuant to the terms of the ongoing Offering.

(d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

8.   EXERCISE.

         (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to such participant after such Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to such participant after such Exercise Date, without interest.

         (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If, on an Exercise Date of any Offering hereunder, the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the purchase period shall be distributed to the participants, without interest.

9.       COVENANTS OF THE COMPANY.

         (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieve from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

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11.  RIGHTS AS A STOCKHOLDER.

         A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding rights.

         (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any surviving corporation shall assume outstanding rights or substitute similar rights for those under the Plan, such rights shall continue in full force and effect, or such rights shall be exercised immediately prior to such event.

13.  AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will: (i) increase the number of shares reserved for rights under the Plan; or (ii) modify the provisions as to eligibility for participation in the Plan or modify the Plan in any other way to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under
Section 423 of the Code. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

         (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted.

14.  TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

15.  EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the shareholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

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                                EXAR CORPORATION

                   EMPLOYEE STOCK PARTICIPATION PLAN OFFERING

                             ADOPTED AUGUST 1, 1989
                            EFFECTIVE JANUARY 1, 1990
                         AMENDED THROUGH AUGUST 2, 1991
                          AMENDED THROUGH JUNE 24, 1999


1.       GRANT; OFFERING DATE.

         The Board of Directors of Exar Corporation, a Delaware corporation (the "Company"), pursuant to the Company's Employee Stock Participation Plan (the "Plan"), hereby authorizes the grant of rights to purchase shares of the common stock of the Company ("Common Stock") to all Eligible Employees effective on January 1st, April 1st, July 1st and October 1st of each year beginning with the calendar year 1990 (the "Offering Dates"). Rights granted under this Offering are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Board of Directors determines that such Offering shall not occur, or (b) no shares remain available for issuance under the Plan in connection with the Offering, or (c) if required, an appropriate permit has not been issued by the Commissioner of Corporations of the State of California covering the rights to be granted and the shares to be issued in connection with the Offering.

2.       ELIGIBLE EMPLOYEES.

         All Eligible Employees of the Company shall be granted rights to purchase Common Stock under each Offering on the Offering Date of such Offering. "Eligible Employees" are employees of the Company whose customary employment with the Company is at least twenty (20) hours per week; provided that no employee who is disqualified by subparagraph 5(c) or 5(d) of the Plan shall be an Eligible Employee.

3.       RIGHTS.

         Subject to the limitations contained in the Plan, on each Offering Date each Eligible Employee shall be granted the right to purchase the number of shares of Common Stock purchasable with up to ten percent (10%) of such employee's Base Compensation (as defined in the Plan) paid during the purchase period for such Offering. The purchase period for each Offering shall commence on the Offering Date and end on the next to occur of March 31st, June 30th, September 30th or December 31st (the "Purchase Period"). However, no employee may purchase under any given Offering more than one thousand (1,000) shares of Common Stock, and the maximum aggregate number of shares available to be purchased by all Eligible Employees under any given Offering is forty thousand (40,000) shares. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

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4.       PURCHASE PRICE.

         The purchase price of the Common Stock shall be the lesser of eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Date or eighty-five percent (85%) of the fair market value of the Common Stock on the date of purchase, determined, respectively, based on the average of the low and the high price of the Common Stock on the first and last trading days within the Purchase Period.

5.       PARTICIPATION.

         An Eligible Employee shall become a participant in an Offering by delivering an agreement authorizing payroll deductions of up to ten (10%) of such employee's Base Compensation during the period for which such authorization is effective. Such deductions may be in whole percentages or fixed dollar amounts only, and a participant may not make additional payments into his or her account. The agreement shall be in such form as the Company provides, and must be delivered to the Company at least two weeks prior to the issuance of the first payroll check for the Purchase Period. A participant may increase or decrease his or her participation percentage during a Purchase Period by delivering notice to the Company, in such form as the Company provides, at least two weeks prior to the issuance of the payroll check for which it is to be effective. A participant may withdraw from an Offering and receive his or her accumulated payroll deductions (reduced to the extent such deductions have been used to acquire stock for the participant) by delivering a withdrawal notice to the Company in such form as the Company provides. Upon receipt of such notice, the Company will distribute to the participant as soon as practicable such participant's accumulated payroll deductions (reduced to the extent such deductions have been used to acquire stock for the participant), without interest.

6.       TERMINATION.

         Rights granted under the Offering shall terminate immediately upon cessation of any participating employee's employment with the Company for any reason prior to end of the Purchase Period of the Offering and the Company will distribute as soon as practicable such terminated employee's accumulated payroll deductions (reduced to the extent such deductions have been used to acquire stock for the participant) to him or her, without interest.

7.       EXERCISE.

         On each Exercise Date, each participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and the Offering. "Exercise Date" shall be defined as each March 31st, June 30th, September 30th and December 31st or the immediately preceding business day if any such date is not a business day. The amount of accumulated payroll deductions remaining in each participant's account at the end of a Purchase Period (after the purchase of shares) which is less than the amount required to purchase one share of stock on the Exercise Date of such Purchase Period shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering or is no longer eligible to be granted rights under the Plan, in which case such amount shall be distributed as soon as practicable to such participant after the end of the Purchase Period, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account (after the purchase of shares) which is equal to the amount required to purchase whole shares of stock on the Exercise Date shall be distributed as soon as practicable in full to such participant after the end of each Purchase Period, without interest.

8.       TRANSFER.

         Rights granted under each Offering shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

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9.       NOTICES AND AGREEMENTS.

         Any notices or agreements provided for in an Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

10.      EXERCISE CONTINGENT ON REGISTRATION OF PLAN AND SHAREHOLDER
         APPROVAL.

         No rights granted under an offering may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended. If on an Exercise Date the Plan is not so registered, no rights granted under the Offering shall be exercised on such date and all payroll deductions accumulated during the Purchase Period (reduced to the extent such deductions have been used to acquire stock under the Offering) will be distributed to the participants, without interest.

11.      OFFERING SUBJECT TO PLAN.

         Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

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